Exhibit 99.1

News Release

For Immediate Release

USA Technologies Contact:	Investor Relations Contact:
George Jensen, Chairman & CEO	Marlon Nurse, Vice President
Stephen P. Herbert, President & COO	Porter, LeVay & Rose
e-mail: sherbert@usatech.com	Phone: (212) 564-4700
Phone: (800) 633-0340

USA Technologies, Inc. Announces Preliminary Results of Rights Offering

Malvern, PA, August 3, 2009--USA Technologies, Inc. (NASDAQ: USAT) announced today the preliminary results of its previously announced rights offering, which expired in accordance with its terms at 5:00 p.m., Eastern Standard time, on July 31, 2009.

The Company has been informed by the subscription agent that subscription rights were exercised for approximately $14,700,000 (or approximately 7,330,000 shares) based on preliminary information. The final results are expected to be determined on or about Thursday, August 6, 2009. The closing of the rights offering and issuance of the shares and related warrants is expected to occur on or about Friday, August 7, 2009.

MacKenzie Partners, Inc. acted as the information agent for the rights offering and can be contacted at 105 Madison Avenue, New York, NY 10016, toll-free: (800) 322-2885, collect: (212) 929-5500 or by e-mail request to usatrights@mackenziepartners.com .

William Blair & Company and Maxim Group LLC acted as the dealer-managers for the rights offering.

About USA Technologies:
USA Technologies is a leader in the networking of wireless non-cash transactions, associated financial/network services and energy management. USA Technologies provides networked credit card and other non-cash systems in the vending, commercial laundry, hospitality and digital imaging industries. The Company has agreements with AT&T, Visa, MasterCard, First Data, Compass and others.

Forward-looking Statements
"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: All statements other than statements of historical fact included in this release, including without limitation statements regarding the company's expectations as to determination of the final proceeds from the offering, as well as the expected date of closing, the  financial position, business strategy and the plans and objectives of the company's management for future operations, are forward-looking statements. When used in this release, words such as "anticipate", "believe", "estimate", "expect", "intend", and similar expressions, as they relate to the company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the company's management, as well as assumptions made by and information currently available to the company's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, business, financial market and economic conditions. Readers are cautioned not to place undue reliance on these forward-looking statements. Unless required by law, the company does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

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